Exhibit 99.1

New Residential Investment Corp. Signs Asset Purchase Agreement
with Ditech Holding Corporation

•	New Residential enters into “stalking horse” Asset Purchase Agreement with Ditech to purchase certain assets in Ditech’s Chapter 11 Bankruptcy
•
Acquisition of these assets, in addition to those already operated through NewRez and Shellpoint Mortgage Servicing, would further New Residential’s position as an industry leading originator and servicer

NEW YORK– (BUSINESS WIRE) – June 18, 2019 – New Residential Investment Corp. (NYSE: NRZ, “New Residential”, the “Company”) announced today that it has entered into a “stalking horse” Asset Purchase Agreement (the “APA”) with Ditech Holding Corporation (“Ditech”) and Ditech Financial LLC (“Ditech Financial”) to purchase substantially all of the forward assets of Ditech Financial. The final purchase price will be determined at the closing of the transaction based on the tangible book value of the related assets, subject to certain agreed upon adjustments. New Residential expects to finance the acquisition of these assets with existing financing facilities and cash on hand.

Under the terms of the APA, subject to certain conditions, New Residential has agreed to purchase, among other assets, Ditech Financial’s forward Fannie Mae, Ginnie Mae and non-agency mortgage servicing rights (“MSRs”), with an aggregate unpaid principal balance of approximately $63 billion as of March 31, 2019, the servicer advance receivables relating to such MSRs and other net assets core to the forward origination and servicing businesses. Additionally, New Residential has agreed to assume certain Ditech office spaces and plans to make employment offers to a number of Ditech employees. Under the APA, New Residential will not purchase any of the stock or assets related to Ditech Financial’s reverse mortgage business.

“We are confident that the acquisition of these select assets, operations and employees from Ditech will be complementary to our existing portfolio and business as well as beneficial to our shareholders and the long-term strategy of our Company,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “The acquisition of these origination and servicing operations from Ditech, in addition to those already operated through NewRez and Shellpoint Mortgage Servicing, will further our position as an industry leading originator and servicer.”

“This stalking horse agreement represents a positive step forward in Ditech’s court-supervised process,” said Thomas F. Marano, Chairman of the Board and Chief Executive Officer of Ditech. “New Residential has a high-quality platform as well as the necessary expertise, operations and scale to efficiently manage these assets for the benefit of both New Residential and Ditech stakeholders.”

If New Residential’s bid is successful, the transaction is expected to close in the second half of 2019, subject to certain closing conditions including, among other things, (a) New Residential being identified in Ditech’s bankruptcy proceeding as the winning bidder of the assets referenced in the APA, (b) the entry of a confirmation order by the United States Bankruptcy Court for the Southern District of New York that is acceptable to New Residential, (c) receipt of approvals from certain governmental and quasi-governmental agencies, and (d) other customary closing conditions. The sale of certain assets are also subject to receipt of third party consents. In the event the APA is terminated for certain reasons, including if Ditech accepts a higher or better offer from a competing bidder at the auction, subject to the approval of the Bankruptcy Court, Ditech may be required to reimburse the Company for its reasonable expenses up to $6 million and pay the Company a termination fee of up to $30 million.

Sidley Austin LLP is acting as legal counsel and Moelis & Company LLC is acting as financial advisor to New Residential in connection with the agreement.

ABOUT NEW RESIDENTIAL
New Residential focuses on opportunistically investing in, and actively managing, investments principally related to residential real estate. New Residential primarily targets investments in mortgage servicing related assets and other related opportunistic investments. Following the acquisition of Shellpoint Partners LLC (“Shellpoint”) in 2018, New Residential now also benefits from Shellpoint’s origination and third-party servicing platform, as well as a suite of ancillary businesses including title insurance, appraisal management, real estate owned management and other real estate services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

ABOUT DITECH
Ditech is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, Ditech services a diverse loan portfolio. For more information about Ditech, please visit Ditech website at www.ditechholding.com. The information on Ditech website is not a part of this release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the risks relating to the Transaction, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the Transaction; unexpected challenges related to the integration of the Sellers’ businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the Transaction; unanticipated expenditures relating to or liabilities arising from the Transaction or the acquired businesses; the Sellers’ ability to service MSRs pursuant to agreements entered into in connection with the Transaction; uncertainties as to the timing of the Transaction; litigation or regulatory issues relating to the Transaction, the Sellers, the Company or the acquired businesses; the impact of the Transaction on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the Transaction. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in New Residential’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on New Residential’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

New Residential Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com